As filed with the Securities and Exchange Commission on June 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MFA FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	13-3974868
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

350 Park Avenue, 20th Floor

New York, NY 10022

(Address of Principal Executive Offices)

MFA Financial, Inc. Equity Compensation Plan

(Full Title of the Plan)

William S. Gorin

Chief Executive Officer

MFA Financial, Inc.

350 Park Avenue, 20th Floor

New York, NY 10022

Tel:(212) 207-6400

Fax:  (212) 207-6420

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Harold E. Schwartz, Esq. MFA Financial, Inc. 350 Park Avenue, 20th Floor New York, NY 10022 Tel: (212) 207-6400	Joanne R. Soslow, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 Tel: (215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share, to be issued under the MFA Financial, Inc. Equity Compensation Plan	1,503,045	$7.73	$11,618,538	$1,350.08

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional securities as may hereinafter be offered or issued to prevent dilution resulting from any share split, share dividends, recapitalization or certain other capital adjustments.

(2)         Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act.  The price per share is estimated to be $7.73, based on the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on June 16, 2015, which was within five business days of the filing of this registration statement.

(3)         Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by 0.0001162.

EXPLANATORY NOTE

MFA Financial, Inc. (the “Company,” “we” or “our”) is filing this registration statement on Form S-8 to register 1,503,045 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the MFA Financial, Inc. Equity Compensation Plan (the “Plan”). The Plan amends and restates the Company’s Amended and Restated 2010 Equity Compensation Plan (the “2010 Plan”).  The 2010 Plan amended and restated the Company’s Amended and Restated 2004 Equity Compensation Plan, which in turn amended and restated the Company’s Second Amended and Restated 1997 Stock Option Plan. The Company previously filed the following registration statements on Form S-8 relating to a total of 13,500,000 shares of Common Stock, in the aggregate, issuable under (i) the Company’s Amended and Restated 2010 Equity Compensation Plan (File No. 333-167107) filed by the Company and effective on May 26, 2010, (ii) the Company’s 2004 Equity Compensation Plan (File No. 333-121365) filed by the Company and effective on December 17, 2004, and (iii) the Company’s 1997 Stock Option Plan (File Nos. 333-39772 and 333-67758) filed by the Company and effective on June 21, 2000 and August 17, 2001, respectively.

Including the 1,503,045 additional shares of Common Stock registered herein, the number of shares of Common Stock reserved for issuance under the Plan is 12,000,000 shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

*  As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  These documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

We incorporate by reference into this registration statement the following documents which we previously filed with the SEC:

•                                     Our annual report on Form 10-K for the fiscal year ended December 31, 2014;

•                                     Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2015;

•                                     Our definitive proxy statement on Schedule 14A filed with the SEC on April 8, 2015;

•                                     Our current report on Form 8-K filed with the SEC on May 22, 2015; and

•                                     The description of our common stock, par value $0.01 per share, contained in our registration statement on Form 8-A filed with the SEC on March 26, 1998, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents that we file in accordance with Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or that deregisters all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  If any document that we file changes anything stated in this registration statement or in an earlier document that is incorporated into this registration statement, the later document will modify or supersede what is stated in this registration statement or the earlier document.  Unless expressly incorporated by reference into this registration statement, nothing in this Item 3 shall be deemed to incorporate information furnished by us on Form 8-K (pursuant to the requirements of Regulation FD or otherwise) that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify any director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another entity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a director or officer of our company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.  The charter also permits our company to indemnify and advance expenses to any employee or agent of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity.  Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.  In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer only upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We maintain directors and officers insurance policies designed to reimburse us for any payments made by us pursuant to the foregoing indemnifications.  Pursuant to employment agreements with our executive officers, we are required to maintain such policies during the officers’ employment and for six years thereafter.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following documents are filed with or incorporated by reference in this registration statement:

Exhibit No.	Description
4.1

Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Form 8-K, dated April 10, 1998, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4.2

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated August 5, 2002 (incorporated herein by reference to Exhibit 3.1 of the Form 8-K, dated August 13, 2002, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4.3

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated August 13, 2002 (incorporated herein by reference to Exhibit 3.3 of the Form 10-Q for the quarter ended September 30, 2002, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4.4

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated December 29, 2008 (incorporated herein by reference to Exhibit 3.1 of the Form 8-K, dated December 29, 2008, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4.5

Articles of Amendment (Articles Supplementary) to the Amended and Restated Articles of Incorporation of the Company, dated January 1, 2010 (incorporated herein by reference to Exhibit 3.1 of the Form 8-K, dated December 31, 2009, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4.6

Articles Supplementary of the Company, dated April 22, 2004, designating the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.4 of the Form 8-A, dated April 23, 2004, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4..7	Articles Supplementary of the Company, dated March 8, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated March 11, 2011 (Commission File No. 1-13991)).
4.8

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated May 24, 2011, (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, dated May 26, 2011 (Commission File No. 1-13991)).

4.9

Articles Supplementary of the Company, dated April 12, 2013, designating the Company’s 7.50% Series B Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated April 15, 2013 (Commission File No. 1-13991)).

4.10

Amended and Restated Bylaws of the Company, effective January 1, 2014 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated December 18, 2013 (Commission File No. 1-13991)).

4.11

Specimen of common stock certificate of the Company (incorporated herein by reference to Exhibit 4.1 of the registration statement on Form S-4, dated February 12, 1998, filed by the Company pursuant to the Securities Act (Commission File No. 333-46179)).

4.12

Equity Compensation Plan of the Company (incorporated herein by reference to Exhibit 10.1 of the Form 8-K, dated May 22, 2015, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP.
24.1	Power of Attorney (included on signature page of this registration statement).

Item 9.  Undertakings

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 19, 2015.

MFA FINANCIAL, INC.

By:	/s/ William S. Gorin
William S. Gorin
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William S. Gorin and Stephen D. Yarad, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ William S. Gorin	Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2015
William S. Gorin

/s/ Stephen D. Yarad	Chief Financial Officer (Principal Financial Officer)	June 19, 2015
Stephen D. Yarad

/s/ Kathleen A. Hanrahan	Senior Vice President and Chief Accounting (Principal Accounting Officer)	June 19, 2015
Kathleen A. Hanrahan

Name and Signature	Title	Date

/s/ George H. Krauss	Chairman of the Board of Directors	June 19, 2015
George H. Krauss

/s/ Stephen R. Blank	Director	June 19, 2015
Stephen R. Blank

/s/ James A. Brodsky	Director	June 19, 2015
James A. Brodsky

/s/ Richard J. Byrne	Director	June 19, 2015
Richard J. Byrne

/s/ Laurie Goodman	Director	June 19, 2015
Laurie Goodman

/s/ Alan L. Gosule	Director	June 19, 2015
Alan L. Gosule

/s/ Robin Josephs	Director	June 19, 2015
Robin Josephs

Exhibit Index

Exhibit No.	Description
4.1

Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Form 8-K, dated April 10, 1998, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4.2

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated August 5, 2002 (incorporated herein by reference to Exhibit 3.1 of the Form 8-K, dated August 13, 2002, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4.3

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated August 13, 2002 (incorporated herein by reference to Exhibit 3.3 of the Form 10-Q for the quarter ended September 30, 2002, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4.4

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated December 29, 2008 (incorporated herein by reference to Exhibit 3.1 of the Form 8-K, dated December 29, 2008, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4.5

Articles of Amendment (Articles Supplementary) to the Amended and Restated Articles of Incorporation of the Company, dated January 1, 2010 (incorporated herein by reference to Exhibit 3.1 of the Form 8-K, dated December 31, 2009, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4.6

Articles Supplementary of the Company, dated April 22, 2004, designating the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.4 of the Form 8-A, dated April 23, 2004, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

4..7	Articles Supplementary of the Company, dated March 8, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated March 11, 2011 (Commission File No. 1-13991)).
4.8

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated May 24, 2011, (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, dated May 26, 2011 (Commission File No. 1-13991)).

4.9

Articles Supplementary of the Company, dated April 12, 2013, designating the Company’s 7.50% Series B Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated April 15, 2013 (Commission File No. 1-13991)).

4.10

Amended and Restated Bylaws of the Company, effective January 1, 2014 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated December 18, 2013 (Commission File No. 1-13991)).

4.11

Specimen of common stock certificate of the Company (incorporated herein by reference to Exhibit 4.1 of the registration statement on Form S-4, dated February 12, 1998, filed by the Company pursuant to the Securities Act (Commission File No. 333-46179)).

4.12

Equity Compensation Plan of the Company (incorporated herein by reference to Exhibit 10.1 of the Form 8-K, dated May 22, 2015, filed by the Company pursuant to the Exchange Act (Commission File No. 1-13991)).

5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP.
24.1	Power of Attorney (included on signature page of this registration statement).